UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 18, 2009
TIME WARNER CABLE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33335	84-1496755

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
60 Columbus Circle, New York, New York 10023

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (212) 364-8200
Not Applicable

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement
     As previously reported, on December 11, 2009, Time Warner Cable Inc. (the “Company”) completed its public offering of $2 billion in aggregate principal amount of senior unsecured notes (the “Debt Securities”). On December 21, 2009, the Company used a portion of the net proceeds from the issuance of the Debt Securities to repay in full all $400 million outstanding under its $4.0 billion five-year term loan credit agreement dated as of February 21, 2006, among the Company, as borrower, the lenders from time to time party thereto, The Bank of Tokyo-Mitsubishi UFJ Ltd., New York Branch, as administrative agent, The Royal Bank of Scotland plc and Sumitomo Mitsui Banking Corporation, as co-syndication agents, and Calyon New York Branch, HSBC Bank USA, N.A. and Mizuho Corporate Bank, Ltd., as co-documentation agents (the “Term Loan Facility”), plus accrued interest. As a result, the Term Loan Facility was fully repaid and terminated in accordance with its terms, and the guarantees provided by the Company’s subsidiaries, TW NY Cable Holding Inc. and Time Warner Entertainment Company, L.P. thereunder also terminated. The Term Loan Facility would have matured on February 21, 2011. No early termination fees or prepayment penalties were incurred by the Company in connection with such termination.
     Certain of the lenders under the Term Loan Facility or their affiliates have performed and may, from time to time in the future, engage in transactions with or perform commercial and investment banking and advisory services for the Company and/or are lenders under the Company’s bank credit facility, for which they have received or will receive customary fees and expenses.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On December 18, 2009, the Company and Michael LaJoie, Executive Vice President and Chief Technology Officer of the Company, entered into a third amendment, effective January 1, 2010 (“Third Amendment”), to the employment agreement between the Company and Mr. LaJoie dated June 1, 2000, as amended effective January 1, 2006 and January 1, 2008 (the “LaJoie Employment Agreement”). The Third Amendment clarifies that, consistent with the Company’s current practice, any bonus payable for a partial year as a result of a termination of Mr. LaJoie’s employment will be based on the actual achievement of the Company’s performance criteria established for the applicable year under the Company’s bonus plans. In addition, all references to Time Warner Inc. that became inoperative because the Company is no longer a consolidated subsidiary and to the Company’s Stamford, Connecticut office are deleted from the LaJoie Employment Agreement and/or replaced with appropriate references to the Company and the Company’s New York office.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIME WARNER CABLE INC.
By:	/s/ Robert D. Marcus
	Name:	Robert D. Marcus
	Title:	Senior Executive Vice President and Chief Financial Officer

Date: December 21, 2009